SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2003

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

Sirna Therapeutics, Inc. (the “Company”) announced on September 16, 2003 that it will present new data on the Company’s age-related macular degeneration (AMD) program at the Nucleic Acid World Summit being held in Boston, MA.

Age-related macular degeneration is a leading cause of blindness in people in the U.S. over the age of 55. AMD results from the deterioration of the central retina, one cause of which is choroidal neovascularization (CNV), an abnormal growth of blood vessels in the eye.

In collaboration with Dr. Peter Campochiaro of Wilmer Eye Institute at Johns Hopkins University, the Company has demonstrated inhibition of CNV using its proprietary chemically modified small interfering ribonucleic acids (siRNAs) in a mouse model of laser-induced CNV. In these experiments, mice were treated with intraocular injections of siRNAs targeting vascular endothelial growth factor (VEGF) receptor 1 (VEGFR-1) mRNA, resulting in a significant reduction of CNV compared to controls.

A copy of the press release issued by the Company on September 16, 2003 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K and the attached press release contain forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. These risk factors include actions by the U.S. Food and Drug Administration, technological advances, ability to obtain rights to technology, ability to obtain and enforce patents, ability to commercialize and manufacture products and general economic conditions. These and additional risk factors are identified in the company’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by the Company on September 16, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2003

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ MARVIN TANCER
Name	Marvin Tancer
Title:	Chief Financial Officer & Vice President of Operations

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Company on September 16, 2003.

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